FILER:
     COMPANY DATA:
           COMPANY CONFORMED NAME:               FIELDS AIRCRAFT SPARES, INC.
           CENTRAL INDEX KEY:                    0001002911
           STANDARD INDUSTRIAL CLASSIFICATION:   DISTRIBUTOR-AIRCRAFT PARTS
           STATE OF INCORPORATION:               UT
           FISCAL YEAR END:                      1231

     BUSINESS ADDRESS:
           STREET 1:            2265 WARD AVENUE, SUITE A
           CITY:                SIMI VALLEY
           STATE:               CA
           ZIP:                 93065

     MAIL ADDRESS:
           STREET 1:            2265 WARD AVENUE, SUITE A
           CITY:                SIMI VALLEY
           STATE:               CA
           ZIP:                 93065


                                  FORM 8-K
                     SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549

                               CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934

                       Date of Report:    11/14/2000
                     (Date of earliest event reported)

ITEM 3. Bankruptcy or Receivership.

     On November 9, 1999 (the 'Petition Date'), Fields Aircraft Spares, Inc. the ('Company'), and its United States subsidiaries, Fields Aircraft Spares Incorporated, Flightways Manufacturing, Inc., Skylock Industries, Inc and Fields Aero Management, Inc., (together with the Company, the 'Debtors') filed voluntary petitions for relief under chapter 11 of Title 11 of the United States Code (the 'Bankruptcy Code') in the United States Bankruptcy Court for the Central District of California (the 'Bankruptcy Court'). Since the Petition Date, the Debtors have continued in possession of their property and operated and managed their businesses as debtors-in-possession pursuant to ss.ss.1107 and 1108 of the Bankruptcy Code. As debtors-in-possession, the Debtors were authorized to operate their businesses in the ordinary course, but were not able to engage in transactions outside the ordinary course without the approval of the Bankruptcy Court.

     On November 14, 2000, the Bankruptcy Court entered an order confirming the Debtors' First Amended Plan of Reorganization, As Modified. Subject to certain conditions, the Plan is expected to take effect in late December. The Company's exit financing include a revolving line of credit in an amount up to $8 million provided by Bank of America, NA. By and through the Plan the Debtors will reorganize as well as liquidate to satisfy their obligations to Creditors. Fields Aircraft Spares, Inc., and its subsidiaries Incorporated and Skylock will continue their business operations and the other two subsidiaries, Aero and Flightways shall be liquidated under the Plan. The Plan also provides that Skylock as well as 51% of the Debtors' common stock will be sold to an Acquirer in exchange for a capital contribution of $1,350,000 plus post-confirmation financing in the amount of $1,000,000 with attached warrants.

     The holders of general unsecured claims shall receive a pro rata share of 17% the common stock of the reorganized Debtor. In addition, they will share pro rata in the sum of $100,000 cash on the effective date and a pro rata interest in an unsecured promissory note in the principal amount of $500,000 payable over 6 years.

Common Stock in the Reorganized Debtor shall be allocated approximately as follows:

Acquirer                                              51%
Management Group (9.5%) and Other Employees (0.5%)    10%
Allowed Claims in Classes 6 and 7                     34%
Allowed Interests in Class 10                          5%

     The holders of $10,000,000 in 8.5% unsecured notes, will receive 17% of the common stock in the reorganized Debtor. In addition, they will share pro rata in an unsecured promissory note in the principal amount of $150,000 payable over 3 years.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits.

         Exhibit No.       Description of Document
         -----------       -----------------------

         1 First Amended Plan of Reorganization, as Modified of Fields Aircraft Spares, Inc., Fields Aircraft Spares Incorporated, Flightways Manufacturing, Inc., Skylock Industries, and Fields Aero Management under Chapter 11 of the Bankruptcy Code.

         99 Press release dated November 21, 2000 issued by the Company.



                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                FIELDS AIRCRAFT SPARES, INC.

                                           By:  /s/ Brian S. Aune
                                                --------------------------
                                                Brian S. Aune
                                                Chief Financial Officer

Date:      11/28/00